SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014

Avalanche International Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5940 S. Rainbow Blvd., Las Vegas, NV 89118
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 863-9490

_________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2014, the board of directors appointed Rachel Boulds as our new Chief Financial Officer.

From August 2009 to the present, Ms. Boulds has been engaged in her sole accounting practice, providing all aspects of consulting and accounting services to clients, including the preparation of full disclosure financial statements for public companies in compliance with GAAP and SEC requirements.  From August 2004 through July 2009, she was employed as an Audit Senior for HJ & Associates, LLC, where she performed audits and reviews for public and private companies. From 2003 through 2004, Ms. Boulds was employed as an Audit Senior for Mohler, Nixon and Williams in San Jose, CA. From September 2001 through July 2003, Ms. Boulds worked as an ABAS Associate for PriceWaterhouseCoopers in their San Jose, CA office. From April 2000 through February 2001, she was employed as an eCommerce Accountant for the Walt Disney Group’s GO.com.  Ms. Boulds holds a B.S. in Accounting from San Jose State University and is a licensed CPA in the state of Utah.

Our newly-appointed Chief Financial Officer has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have a written employment agreement or other formal compensation agreement with Ms. Boulds.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

We have launched a new wholly-owned operating subsidiary, Smith and Ramsay Brands, LLC. Smith and Ramsay Brands will operate as a manufacturer and distributor of flavorized “smoking” vaporizer liquids for electronic vaporizers and cigarettes.  “Vape” is the common term used to refer to the use of vaporizers by consumers which has grown out of the increasing popular use of electronic cigarettes as an alternative to traditional cigarette and other tobacco uses.  The use of electronic cigarettes and vaporizers has been accelerated by state and local legislation outlawing the smoking of tobacco products in public places.  The Vape marketplace over the past five years has grown to $1.5 billion, according to Vaping News, and has begun to offer various flavors, nicotine levels and other attributes to produce a unique and customized experience. We believe that, as this market matures, there will be a natural rising demand for better quality products and varying flavors appetizing to a diverse consumer base. Through Smith and Ramsay Brands, we plan to provide a wide variety of high quality vapor liquids in a commercial manner to assure product integrity and consistency.  Smith and Ramsay Brands is in the process of finalizing a new plant in Las Vegas for the production of its own vapor liquids. We plan to officially launch the Smith and Ramsay product line in the 3rd quarter of calendar 2014. We expect the initial product line to consist of five flavors with four variants each, for a total of twenty products. Smith and Ramsay Brands has launched a web site at www.SmithandRamsayBrands.com. Smith and Ramsay Brands is headquartered in the greater Las Vegas area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalanche International Corp.

/s/ Phil Mansour

Phil Mansour

President and Chief Executive Officer

Date: June 9, 2014

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